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Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Edward D. Segal, Chief Executive Officer of Metron Technology N.V. (the "Company"), and Douglas J. McCutcheon, Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:

1.
The Company's Annual Report on Form 10-K for the year ended May 31, 2004, and to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of this 11th day of August, 2004.

/s/ EDWARD D. SEGAL Edward D. Segal, Chief Executive Officer
/s/ DOUGLAS J. MCCUTCHEON Douglas J. McCutcheon, Chief Financial Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Metron Technology N.V. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.

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  Exhibit 32.1
CERTIFICATION